Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES RECORD EARNINGS

FOR THE THIRD QUARTER OF 2019

Highlights

•	Record net income of $5.7 million for the third quarter of 2019; $13.1 million for the nine months ended September 30, 2019
•	Diluted earnings per share of $0.82 for the third quarter of 2019; $1.89 for the nine months ended September 30, 2019
•	Book value per share of $23.89 as of September 30, 2019, an increase of $0.86, or 3.7%, since June 30, 2019, and an increase of $2.39, or 11.1%, since December 31, 2018
•	Adverse classified asset ratio improved to 45.67% at September 30, 2019 from 53.21% at June 30, 2019.
•	Non-performing assets decreased $0.8 million, an improvement of 2.6%, since June 30, 2019, and decreased $7.7 million, or 21.6%, since September 30, 2018
•

Client deposits (demand deposits, money market accounts, and certificates of deposit) increased $19.1 million, or 2.4%, since June 30, 2019, and increased $100.2 million, or 13.9%, since September 30, 2018.

•	Brokered and national deposits decreased $81.5 million during the third quarter of 2019, a reduction of 20.1%, and decreased $166.2 million, or 33.9%, since September 30, 2018

Manitowoc, Wisconsin, October 17, 2019 – County Bancorp, Inc. (the “Company”; Nasdaq: ICBK), the holding company of Investors Community Bank (the “Bank”), an agricultural and commercial community bank headquartered in Manitowoc, Wisconsin, reported net income of $5.7 million, or $0.82 diluted earnings per share, for the third quarter of 2019, compared to net income of $3.7 million, or $0.53 diluted earnings per share, for the second quarter of 2019 and $3.5 million, or $0.50 diluted earnings per share, for the third quarter of 2018.  This represents an annualized return on average assets of 1.57% for the three months ended September 30, 2019, compared to 0.94% for the three months ended September 30, 2018.  The annualized return on average assets for the nine months ended September 30, 2019 was 1.19% compared to 1.04% for the same period of 2018.  Third quarter earnings were largely impacted by a credit to provision for loan losses of $1.2 million for third quarter of 2019 compared to a $0.9 million provision expense for the second quarter of 2019, and a $1.0 million provision expense for the third quarter of 2018.

“We are very pleased with the improvement we have seen in our credit portfolio this quarter,” stated Tim Schneider, President of the Company and CEO of the Bank.  “We continue to see an improved milk price environment: the 12-month forward looking average for class III milk increased from $15.88 to $17.12 per hundredweight on the Chicago Mercantile Exchange from December 31, 2018 to September 30, 2019. These trends are encouraging, but still have work to do to continue to improve our asset quality.”

Schneider continued, “As previously announced, we are still committed to reducing our wholesale funding. We were able to make significant progress this quarter and year-over-year, primarily through the additional liquidity from selling loan participations, which has also led to solid growth in our loan servicing income. We are also very pleased with our client deposit growth year-over-year and during the quarter.”

Loans and Total Assets

Total assets at September 30, 2019 were $1.4 billion, a decrease of $69.7 million, or 4.7%, and a decrease of $100.0 million, or 6.6%, over total assets as of June 30, 2019 and September 30, 2018, respectively.  Total loans were $1.1 billion at September 30, 2019, which represents a $67.0 million, or 5.8%, decrease over total loans at June 30, 2019, and a decrease of $122.2 million, or 10.2%, over total loans at September 30, 2018.

The decrease in total loans and assets was the result of our continued focus on reducing loans on our balance sheet through the sale of loan participations during 2019.  Participated loans that the Company continued to service were $736.8 million at September 30, 2019, which was an increase of $41.2 million, or 5.9%, and $91.9 million, or 14.3%, over participated loans that the Company serviced at June 30, 2019 and September 30, 2018, respectively.  By increasing the amount of loans participated, the Company is reducing credit risk from its balance sheet and increasing non-interest revenue streams.

Deposits

Total deposits at September 30, 2019 were $1.1 billion, a decrease of $62.4 million, or 5.2%, and a decrease of $66.0 million, or 5.5%, over total deposits as of June 30, 2019 and September 30, 2018, respectively.  Despite the decline in total deposits, client deposits (demand deposits, money market accounts, and certificates of deposit) increased $19.1 million, or 2.4%, since June 30, 2019, and increased $100.2 million, or 13.9%, since September 30, 2018.

Due to the increases in loan participations and client deposit growth, the Company was able to further decrease its reliance on brokered deposits and national certificates of deposit to $324.5 million at September 30, 2019.  This represents a decrease of $81.5 million, or 20.1%, from June 30, 2019, and a decrease of $166.2 million, or 33.9%, from September 30, 2018.

During the third quarter of 2019, the Company continued to pay off portions of its FHLB borrowings.  At September 30, 2019, borrowings from the FHLB totaled $44.4 million, which was a decrease of $15.0 million, or 25.3%, from June 30, 2019, and a decrease of $58.0 million, or 56.6%, from September 30, 2018.

Net Interest Income and Margin

Net interest income was $10.3 million for the three months ended September 30, 2019, which was a $0.1 million, or 1.7%, decrease from the three months ended June 30, 2019, and a $0.4 million, or 3.3%, decrease from the three months ended September 30, 2018.  The decrease in net interest income quarter-over-quarter and year-over-year was the result of a lower average loan balance due to loan payoffs and the increase in loan participations discussed above.

Net interest margin was 2.95% for the three months ended September 30, 2019, which was an increase from 2.92% for the three months ended June 30, 2019, and an increase from 2.89% for the three months ended September 30, 2018.  The increase in net interest margin over the linked quarter was primarily due to a decline in average loans from loan participation sales that took place primarily the last half of the quarter.  Year-over-year third quarter net interest margin increased by six basis points primarily due to a 32 basis point increase in loan yields, which was partially offset by a 29 basis point increase in cost of funds.

	For the Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$159,091	$1,117	2.81%	$176,237	$1,259	2.86%	$189,448	$1,289	2.72%
Loans (2)	1,126,243	15,030	5.34%	1,177,071	15,484	5.26%	1,204,122	15,113	5.02%
Interest bearing deposits due from other banks	104,253	612	2.35%	73,769	465	2.52%	62,560	249	1.59%
Total interest-earning assets	$1,389,587	$16,759	4.82%	$1,427,077	$17,208	4.82%	$1,456,130	$16,651	4.57%

Allowance for loan losses	(16,209)			(17,782)			(15,445)
Other assets	78,664			76,806			58,921
Total assets	$1,452,042			$1,486,101			$1,499,606

Liabilities
Savings, NOW, money market, interest checking	$326,592	$1,276	1.56%	$315,940	$1,316	1.67%	$276,468	$907	1.31%
Time deposits	745,032	4,298	2.31%	770,554	4,363	2.26%	830,168	4,073	1.96%
Total interest-bearing deposits	$1,071,624	$5,574	2.08%	$1,086,494	$5,679	2.09%	$1,106,636	$4,980	1.80%
Other borrowings	804	9	4.60%	1,204	13	4.47%	839	10	4.61%
FHLB advances	48,857	237	1.94%	78,653	401	2.04%	92,443	401	1.74%
Junior subordinated debentures	44,800	687	6.14%	44,762	683	6.11%	44,659	656	5.88%
Total interest-bearing liabilities	$1,166,085	$6,507	2.23%	$1,211,113	6,776	2.24%	$1,244,577	$6,047	1.94%

Non-interest-bearing deposits	105,578			102,432			97,947
Other liabilities	14,801			12,154			9,136
Total liabilities	$1,286,464			$1,325,699			$1,351,660

Shareholders' equity	165,578			160,402			147,946
Total liabilities and equity	$1,452,042			$1,486,101			$1,499,606

Net interest income		$10,252			$10,432			$10,604
Interest rate spread (3)			2.59%			2.58%			2.63%
Net interest margin (4)			2.95%			2.92%			2.89%
Ratio of interest-earning assets to interest-bearing liabilities	1.19			1.18			1.17
(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Net interest income for the nine months ended September 30, 2019 was $31.2 million which was the same as to the nine month ended September 30, 2018, primarily as a result of the combination of a higher average loan yield on a smaller average balance of the loan portfolio.

For the nine months ended September 30, 2019, net interest margin improved slightly to 2.94% from 2.92% for the nine months ended September 30, 2018, primarily as a result of a 40 basis point increase in loan yields that was partially offset by a 46 basis point increase in cost of funds.

Non-Interest Income and Expense

Non-interest income for the three months ended September 30, 2019 increased by $1.1 million, or 39.7%, to $4.0 million compared to the three months ended June 30, 2019, which was primarily the result of an increase of $1.4 million of loan servicing right origination due to the $41.2 million in loans that were sold or participated during the third quarter.  The Company also continued to reduce the valuation allowance on its loan servicing rights portfolio which resulted in an additional servicing rights income of $0.2 million.

Non-interest income for the three months ended September 30, 2019 increased $1.9 million, or 87.0%, compared to $2.2 million for the three months ended September 30, 2018.  The year-over-year increase was primarily due to the increase in loan participations discussed above.

	For the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands, except per share data)
Non-Interest Income
Services charges	$348	$407	$353	$470	$394
Gain (loss) on sale of loans, net	87	26	(1)	54	41
Loan servicing fees	1,677	1,563	1,519	1,553	1,521
Loan servicing right origination	1,741	346	228	7	(46)
Income on OREO	10	40	26	83	96
Gain on sale of securities	-	341	-	-	-
Other	171	164	625	153	151
Total non-interest income	$4,034	$2,887	$2,750	$2,320	$2,157

For the nine months ended September 30, 2019, non-interest income improved to $9.7 million, an increase of $3.2 million, or 48.5%, over the nine months ended September 30, 2018.  The increase was primarily due to the increase in servicing fees as the result of the reduction of the servicing right valuation allowance totaling $0.8 million and the increase in fees generated by the $91.9 million of loans that were participated since September 30, 2018.  In addition, the Company eliminated its allowance for unused commitments, which resulted in an increase of $0.5 million in other non-interest income.  The Company evaluated the need for this allowance during the first quarter of 2019 and concluded there was not sufficient evidence that represented credit loss inherent in these commitments to substantiate the necessity of this reserve and concluded to eliminate it.  The Company will continue to evaluate credit risk on these off-balance sheet commitments.

Non-interest expense for the three months ended September 30, 2019 increased by $0.2 million, or 3.0%, to $7.7 million compared to the three months ended June 30, 2019, and increased $0.6 million, or 9.2%, compared to the three months ended September 30, 2018.  Employee compensation and benefits increased $0.5 million, or 12.8%, in the linked quarter due in part to additional accrual of $0.3 million for incentive compensation related to anticipated current year financial results.  The increased employee compensation and benefits was partially offset by a $0.2 million small bank assessment credit that was received from the FDIC, which reduced other non-interest expense.  This one-time credit was awarded to banks with total assets less than $10 billion due to the FDIC’s Reserve fund exceeding its target balance.  The year-over-year increase was due in part to a $0.2 million loss on the sale an OREO property during the third quarter of 2019 and small increases in information processing, professional fees, and business development.

	For the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands, except per share data)
Non-Interest Expense
Employee compensation and benefits	$4,735	$4,199	$4,482	$4,059	$4,394
Occupancy	313	283	389	245	332
Information processing	683	591	563	641	529
Professional fees	483	417	399	497	351
Business development	351	347	325	259	258
OREO expenses	57	121	51	106	46
Writedown of OREO	-	250	-	688	81
Net loss (gain) on sale of OREO	160	9	(136)	(54)	(28)
Depreciation and amortization	319	328	337	408	302
Other	567	901	895	689	758
Total non-interest expense	$7,668	$7,446	$7,305	$7,538	$7,023

Asset Quality

At September 30, 2019, non-performing assets were $28.0 million, a decrease of $0.8 million, or 2.6%, and $7.7 million, or 21.6%, compared to June 30, 2019 and September 30, 2018, respectively.  Non-performing assets as a percent of total assets increased to 1.98% at September 30, 2019, from 1.94% at June 30, 2019, due to the reduction in total assets and decreased from 2.36% at September 30, 2018.  During the third quarter of 2019, two OREO properties were sold, resulting in a decrease of $1.4 million in OREO.

Substandard loans were $105.9 million at September 30, 2019, compared to $117.8 million at June 30, 2019 and $118.4 million at September 30, 2018.  Adverse classified asset ratio (a non-GAAP measure) decreased to 45.67% at September 30, 2019 from 53.21% and 51.89% at June 30, 2019 and September 30, 2018, respectively.  The decrease in substandard loans and the adverse classified ratio was in part the result of a combination of an improving milk price outlook and concerted efforts by our dairy customers to manage their expenses wherever they reasonably can.  We are actively managing these credits, and we are optimistic about the industry’s outlook as there was a 4.7% increase in the 12-month future price of class III milk on the Chicago Mercantile Exchange from June 30, 2019 to September 30, 2019.

A credit to provision for loan losses of $1.2 million was recorded for the three months ended September 30, 2019 compared to a provision of $0.9 million for the three months ended June 30, 2019, and a provision of $1.0 million for the three months ended September 30, 2018.  For the nine months ended September 30, 2019, a provision for loan losses was $0.5 million compared to $1.6 million for the nine months ended September 30, 2018.  The decrease in provision in the linked quarter and year-over- year was directly related to the decrease in the dairy loan portfolio as the result of the increase in loan participations, improvements in milk price, and upgrade to credit ratings.  The upgrade of $26.1 million of substandard performing and special mention loans to the watch risk category in the third quarter resulted in $0.8 million reduction to the allowance for loan losses.

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands)
Loans by risk category:
Sound/Acceptable/Satisfactory/ Low Satisfactory	$771,568	$836,988	$896,328	$908,172	$901,643
Watch	193,942	167,824	174,642	171,670	171,890
Special Mention	9,346	25,255	4,501	6,566	11,036
Substandard Performing	44,183	56,336	46,075	65,501	61,851
Substandard Impaired	61,728	61,429	61,417	55,386	56,517
Total loans	$1,080,767	$1,147,832	$1,182,963	$1,207,295	$1,202,937

The allowance for loan losses was $15.1 million at September 30, 2019 compared to $16.5 million at December 31, 2018.  The $1.4 million decrease in the allowance during the first nine months of 2019 was the result of a reduction in general reserves due to the decreases in total loans and the credit upgrades discussed previously.

Conference Call

The Company will host an earnings call tomorrow, October 18, 2019, at 8:30 a.m., CDT, conducted by Timothy J. Schneider, President, and Glen L. Stiteley, CFO.  The earnings call will be broadcast over the Internet on the Company’s website at http://investors.icbk.com.  From the top menu, select “News”, then “Event Calendar.”  In addition, you may listen to the Company’s earnings call via telephone by dialing (844) 835-9984.  Investors should visit the Company’s website or call in to the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until October 18, 2020, by visiting the Company’s website at http://investors.icbk.com.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and its wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches it has developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  It also serves business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Its customers are served from its full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and its loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

County Bancorp, Inc. Consolidated Financial Summary (Unaudited)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands, except per share data)
Period-End Balance Sheet:
Assets
Cash and cash equivalents	$120,845	$116,251	$62,426	$61,087	$49,996
Securities available for sale, at fair value	154,962	158,561	192,210	195,945	190,185
Loans held for sale	4,192	7,448	2,750	2,949	13,770
Agricultural loans	673,742	713,602	722,107	724,508	714,310
Commercial loans	360,132	383,542	403,490	415,672	417,146
Multi-family real estate loans	43,487	46,683	52,974	62,321	66,403
Residential real estate loans	3,183	3,753	4,172	4,522	4,965
Installment and consumer other	223	252	220	272	113
Total loans	1,080,767	1,147,832	1,182,963	1,207,295	1,202,937
Allowance for loan losses	(15,065)	(16,258)	(17,493)	(16,505)	(16,143)
Net loans	1,065,702	1,131,574	1,165,470	1,190,790	1,186,794
Other assets	69,263	70,812	68,532	70,256	74,223
Total Assets	$1,414,964	$1,484,646	$1,491,388	$1,521,027	$1,514,968

Liabilities and Shareholders' Equity
Demand deposits	$117,224	$111,022	$101,434	$121,436	$103,862
NOW accounts and interest checking	56,637	54,253	49,902	51,779	46,811
Savings	6,981	6,621	6,210	5,770	6,616
Money market accounts	248,608	239,337	225,975	218,929	208,233
Time deposits	388,759	387,899	376,034	356,484	352,531
Brokered deposits	206,474	256,475	269,917	308,504	317,291
National time deposits	118,070	149,570	146,805	160,445	173,440
Total deposits	1,142,753	1,205,177	1,176,277	1,223,347	1,208,784
FHLB advances	44,400	59,400	100,400	89,400	102,400
Subordinated debentures	44,820	44,781	44,742	44,703	44,663
Other liabilities	14,239	12,564	11,952	11,492	11,134
Total Liabilities	1,246,212	1,321,922	1,333,371	1,368,942	1,366,981

Shareholders' equity	168,752	162,724	158,017	152,085	147,987
Total Liabilities and Shareholders' Equity	$1,414,964	$1,484,646	$1,491,388	$1,521,027	$1,514,968

Stock Price Information:
High - Quarter-to-date	$20.99	$18.92	$19.69	$26.00	$28.20
Low - Quarter-to-date	$16.80	$16.24	$16.74	$17.37	$24.29
Market price - Quarter-end	$19.62	$17.09	$17.60	$17.37	$25.10
Book value per share	$23.89	$23.03	$22.36	$21.50	$20.91
Tangible book value per share (1)	$23.10	$22.23	$21.54	$20.68	$20.07
Common shares outstanding	6,727,908	6,717,908	6,709,254	6,709,480	6,694,230
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands)
Loans by risk category:
Sound/Acceptable/Satisfactory/ Low Satisfactory	$771,568	$836,988	$896,328	$908,172	$901,643
Watch	193,942	167,824	174,642	171,670	171,890
Special Mention	9,346	25,255	4,501	6,566	11,036
Substandard Performing	44,183	56,336	46,075	65,501	61,851
Substandard Impaired	61,728	61,429	61,417	55,386	56,517
Total loans	1,080,767	1,147,832	1,182,963	1,207,295	1,202,937
Loans sold with servicing retained	736,823	695,629	675,268	661,257	644,879
Total loans and loans sold with servicing retained	$1,817,590	$1,843,461	$1,858,231	$1,868,552	$1,847,816

Non-Performing Assets:
Nonaccrual loans	$20,776	$20,096	$25,880	$22,983	$27,881
Other real estate owned (1)	7,252	8,693	5,019	6,568	7,851
Total non-performing assets	$28,028	$28,789	$30,899	$29,551	$35,732

Performing TDRs not on nonaccrual	$28,520	$28,892	$21,111	$18,258	$11,863

Non-performing assets as a % of total loans	2.59%	2.51%	2.61%	2.45%	2.97%
Non-performing assets as a % of total assets	1.98%	1.94%	2.07%	1.94%	2.36%
Adverse classified asset ratio (2)	45.67%	53.21%	48.59%	57.12%	51.89%
Allowance for loan losses as a % of nonaccrual loans	72.51%	80.90%	67.59%	71.81%	57.90%
Allowance for loan losses as a % of total loans	1.39%	1.42%	1.48%	1.37%	1.34%
Net charge-offs (recoveries) quarter-to- date	$39	$2,111	$(236)	$1,210	$(21)
Provision for loan loss quarter-to-date	$(1,154)	$876	$752	$1,572	$993

(1)

The quarter ended September 30, 2018, does not include $0.4 million of bank property transferred from premises and equipment, which is not considered a non-performing asset.  For the quarter ended December 31, 2018, and all subsequent quarters, that bank property was considered classified due to the length of the holding period.

(2)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Interest and Dividend Income
Loans, including fees	$15,030	$15,484	$15,501	$15,536	$15,113
Taxable securities	1,117	1,177	1,186	1,168	945
Tax-exempt securities	-	82	175	183	344
Federal funds sold and other	612	465	264	223	249
Total interest and dividend income	16,759	17,208	17,126	17,110	16,651

Interest Expense
Deposits	5,574	5,678	5,424	5,273	4,980
FHLB advances and other borrowed funds	246	415	464	427	411
Subordinated debentures	687	683	678	667	656
Total interest expense	6,507	6,776	6,566	6,367	6,047
Net interest income	10,252	10,432	10,560	10,743	10,604
Provision for loan losses	(1,154)	876	752	1,572	993
Net interest income after provision for loan losses	11,406	9,556	9,808	9,171	9,611

Non-Interest Income
Services charges	348	407	353	470	394
Gain (loss) on sale of loans, net	87	26	(1)	54	41
Loan servicing fees	1,677	1,563	1,519	1,553	1,521
Loan servicing right origination	1,741	346	228	7	(46)
Income on OREO	10	40	26	83	96
Gain on sale of securities	-	341	-	-	-
Other	171	164	625	153	151
Total non-interest income	4,034	2,887	2,750	2,320	2,157

Non-Interest Expense
Employee compensation and benefits	4,735	4,199	4,482	4,059	4,394
Occupancy	313	283	389	245	332
Information processing	683	591	563	641	529
Professional fees	483	417	399	497	351
Business development	351	347	325	259	258
OREO expenses	57	121	51	106	46
Writedown of OREO	-	250	-	688	81
Net loss (gain) on sale of OREO	160	9	(136)	(54)	(28)
Depreciation and amortization	319	328	337	408	302
Other	567	901	895	689	758
Total non-interest expense	7,668	7,446	7,305	7,538	7,023
Income before income taxes	7,772	4,997	5,253	3,953	4,745
Income tax expense	2,090	1,293	1,491	1,123	1,228
NET INCOME	$5,682	$3,704	$3,762	$2,830	$3,517

Basic	$0.82	$0.53	$0.54	$0.41	$0.51
Diluted	$0.82	$0.53	$0.54	$0.40	$0.50
Dividends declared	$0.05	$0.05	$0.05	$0.07	$0.07

	For the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands, except share data)
Other Data:
Return on average assets(1)	1.57%	1.00%	1.00%	0.75%	0.94%
Return on average shareholders' equity(1)	13.73%	9.24%	9.78%	7.58%	9.51%
Return on average common shareholders' equity (1)(2)	14.14%	9.41%	9.99%	7.70%	9.75%
Efficiency ratio (1)(2)	52.55%	55.38%	55.91%	52.85%	55.39%
Tangible common equity to tangible assets (2)	11.03%	10.10%	9.73%	9.15%	8.90%

Common Share Data:
Net income from continuing operations	$5,682	$3,704	$3,762	$2,830	$3,517
Less: Preferred stock dividends	120	118	117	111	106
Income available to common shareholders	$5,562	$3,586	$3,645	$2,719	$3,411

Weighted average number of common shares issued	7,168,785	7,159,072	7,153,174	7,177,212	7,108,202
Less: Weighted average treasury shares	443,920	443,920	443,729	442,206	443,140
Less: Weighted average non- vested restricted units awards	32,125	30,483	16,260	30,955	29,537
Weighted average number of common shares outstanding	6,756,990	6,745,635	6,712,551	6,704,051	6,694,599
Effect of dilutive options	19,160	20,731	21,323	68,876	63,346
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,776,150	6,766,366	6,733,874	6,772,927	6,757,945

(1)	Annualized
(2)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended
Non-GAAP Financial Measures:	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands)
Return on average common shareholders' equity reconciliation:
Return on average shareholders' equity	13.73%	9.24%	9.78%	7.58%	9.51%
Effect of excluding average preferred shareholders' equity	0.41%	0.17%	0.21%	0.12%	0.24%
Return on average common shareholders' equity	14.14%	9.41%	9.99%	7.70%	9.75%

Efficiency ratio GAAP to non-GAAP reconciliation:
Non-interest expense	$7,668	$7,446	$7,305	$7,538	$7,023
Less: net gain (loss) on sales and write-downs of OREO	(160)	(259)	136	(634)	45
Adjusted non-interest expense (non-GAAP)	$7,508	$7,187	$7,441	$6,904	$7,068

Net interest income	$10,252	$10,432	$10,560	$10,743	$10,604
Non-interest income	4,034	2,887	2,750	2,320	2,157
Less: net gain on sales of securities	-	(341)	-	-	-
Operating revenue	$14,286	$12,978	$13,310	$13,063	$12,761
Efficiency ratio	52.55%	55.38%	55.91%	52.85%	55.39%

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands, except per share data)
Tangible book value per share and tangible common equity to tangible assets reconciliation:
Common equity	$160,752	$154,724	$150,017	$144,284	$139,987
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	286	354	430	513	603
Tangible common equity (non-GAAP)	$155,428	$149,332	$144,549	$138,733	$134,346
Common shares outstanding	6,727,908	6,717,908	6,709,254	6,709,480	6,694,230
Tangible book value per share	$23.10	$22.23	$21.54	$20.68	$20.07

Total assets	$1,414,964	$1,484,646	$1,491,388	$1,521,027	$1,514,968
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	286	354	430	603	701
Tangible assets (non-GAAP)	$1,409,640	$1,479,254	$1,485,920	$1,515,386	$1,509,229
Tangible common equity to tangible assets	11.03%	10.10%	9.73%	9.15%	8.90%

Adverse classified asset ratio:
Substandard loans	$105,911	$117,765	$107,492	$120,887	$118,368
Less: Impaired performing restructured loans	(8,672)	(8,276)	(6,382)	(5,078)	(13,657)
Net substandard loans	$97,239	$109,489	$101,110	$115,809	$104,711
Other real estate owned	7,252	8,693	5,019	6,568	7,851
Substandard unused commitments	991	1,458	976	1,625	1,191
Less: Substandard government guarantees	(7,746)	(7,821)	(5,864)	(7,111)	(9,374)
Total adverse classified assets (non-GAAP)	$97,736	$111,819	$101,241	$116,891	$104,379

Total equity (Bank)	$201,967	$196,036	$191,287	$185,458	$180,359
Accumulated other comprehensive loss (gain) on available for sale securities	(3,016)	(2,166)	(436)	2,221	4,152
Allowance for loan losses	15,065	16,258	17,493	16,505	16,143
Allowance for unused commitments	-	-	-	475	510
Adjusted total equity (non-GAAP)	$214,016	$210,128	$208,344	$204,659	$201,164
Adverse classified asset ratio	45.67%	53.21%	48.59%	57.12%	51.89%